                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 16, 1995, included in the Annual Report of Tenneco Inc. on Form 10-K for the year ended December 31, 1994, into the following Registration Statements previously filed with the Securities and Exchange Commission:


REGISTRATION NO.    FORM          SECURITIES REGISTERED
------------------  ----  -------------------------------------
     2-78521        S-8   Common Stock, par value $5 per share,
                          of Tenneco Inc. (formerly Tenneco
                          Holdings, Inc.) ("Common Stock")
                          issuable under the Tenneco Inc. Key
                          Employee Stock Option Plan.

     33-18788       S-3   Common Stock of Tenneco Inc. issuable
                          upon conversion of 10 percent
                          Sterling/Dollar Convertible Unsecured
                          Loan Stock 1991/95 of Tennessee Gas
                          Pipeline Company (formerly Tenneco
                          Inc.).

     33-46579       S-8   5,000,000 shares of Common Stock of
                          Tenneco Inc. offered in connection
                          with the Tenneco Inc. 1992 Employee
                          Stock Purchase Plan.

     33-52595       S-3   1,000,000 shares of Common Stock of
                          Tenneco Inc. offered in connection
                          with the Dividend Reinvestment and
                          Stock Purchase Plan.

     33-54593       S-8   Packaging Corporation of America
                          401(k) Savings Plan, contributions
                          thereunder and Common Stock of
                          Tenneco Inc. offered thereunder.

     33-54597       S-8   Newport News Shipbuilding Savings
                          (401(k)) Plan for Union Eligible
                          Employees, contributions thereunder
                          and Common Stock of Tenneco Inc.
                          offered thereunder.


REGISTRATION NO.    FORM         SECURITIES REGISTERED
------------------  ----  ------------------------------------
     33-54595       S-8   Tenneco Automotive Hourly Employees
                          Savings Plan, contributions
                          thereunder and Common Stock of
                          Tenneco Inc. offered thereunder.

     33-54184       S-3   $500,000,000 aggregate principal
                          amount of Debt Securities of
                          Tenneco Inc. offered pursuant to
                          Rule 415 of the General Rules and
                          Regulations under the Securities
                          Act of 1933, as amended (of which
                          $400,000,000 has been issued).

     33-55622       S-3   2,800,000 shares of Common Stock of
                          Tenneco Inc. offered to the trustee
                          of the Tenneco Inc. General Employee
                          Benefit Trust.

     33-55720       S-3   550,000 shares of Common Stock of
                          Tenneco Inc. offered in connection
                          with the merger of EnTrade
                          Corporation with a subsidiary of
                          Tenneco Inc.

     33-54599       S-8   Tenneco Inc. Thrift Plan,
                          contributions thereunder and Common
                          Stock of Tenneco Inc. offered
                          thereunder.


                                         ARTHUR ANDERSEN LLP

Houston, Texas
March 29, 1995